Exhibit 10.66

Fourth AMENDMENT TO EMPLOYMENT AGREEMENT

This fourth AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of November 24, 2021 (the “Effective Date”), by and between Chris Chapman, M.D. (“Employee”) and MYMD Pharmaceuticals, Inc. (the “Company”), for the purpose of amending that certain Employment Agreement, dated as of November 1, 2020, and as amended on December 18, 2020, January 8, 2021, and February 10, 2021, by and between Employee and the Company (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 16 of the Agreement provides that no waiver or modification of any provision of the Agreement will be enforceable unless it is agreed to in writing by the party against which enforcement would be sought; and

WHEREAS, the Parties mutually desire to modify certain provisions that would otherwise apply to Bonus Compensation potentially payable to Employee pursuant to the Agreement.

NOW, THEREFORE, pursuant to Section 16 of the Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1. The performance criteria applicable to the Bonus Compensation potentially payable upon achievement of Item 1 listed on Exhibit “B” of the Agreement is hereby waived and, therefore, deemed by the Company to have been achieved such that the $100,000 of Bonus Compensation attributable thereto (the “Initial Performance Bonus Payment”) shall be payable to Employee in accordance with the applicable terms and conditions of the Agreement.

2. Together with the Initial Performance Bonus Payment, the Company shall also pay Employee an additional amount equal to the applicable federal, state, and local income and employment taxes required to be withheld from the Initial Performance Bonus Payment (the “Gross Up Amount”).

3. Employee acknowledges and agrees that the Gross Up Amount shall also be subject to applicable federal, state, and local income and employment taxes.

4. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with the provisions thereof.

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Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

EMPLOYEE:

/s/ Chris Chapman, M.D.
Chris Chapman, M.D.

THE COMPANY:

By:	/s/ Chris Chapman, M.D.
Name:	Chris Chapman, M.D.
Title:	President